CHOICE PLUS B-SHARE CONTRACT                                     Abraham Lincoln
3/30/2000 CORRECTED VERSION                                           XX-0123456

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK


                                 A Stock Company

Home Office:          120 Madison Street, Suite 1700, Syracuse, New York 13202
Servicing Office:     1300 South Clinton Street, P.0. Box 7866,
                      Fort Wayne, IN 46802  1-888-868-2583


                            VARIABLE ANNUITY CONTRACT

Lincoln Life & Annuity Company of New York (the Company) agrees to provide the benefits and other rights described in this Contract in accordance with its terms.

RIGHT TO EXAMINE CONTRACT. Within 10 days after this Contract is first received, it may be cancelled for any reason without penalty (e.g., no withdrawal charges will be deducted) by delivering or mailing it to the representative through whom it was purchased, or to our Servicing Office. When the Contract is received at the Servicing Office, the Company will return the value of the Variable Account and/or the value of the Fixed Account of the Contract as of the date of cancellation where permitted by law. If this Contract is issued as an IRA, then the entire amount of Premium Payments made shall be returned.

The contract is governed by the laws of the State of New York; it is issued and accepted subject to the terms set forth on this page and on the following pages which are made a part of this contract. In consideration of the application for it, and the Premium Payment(s) as provided this contract is executed by the Company as of its Date of Issue.


                                                /s/ Jeanne B. Collins


                                                    PRESIDENT

PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE TO THE OWNER, INCLUDING WITHDRAWALS AND TRANSFERS. PAYMENTS MADE FROM THE FIXED ACCOUNT PURSUANT TO AN ELECTION WHICH BECOMES EFFECTIVE AT THE END OF A GUARANTEED PERIOD AND PAYMENTS MADE UNDER THE "ANNUITY BENEFIT" PROVISIONS AND UNDER THE "PENALTY-FREE ANNUITIZATION" PROVISION ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT. PAYMENTS MADE UNDER THE "DEATH BENEFIT" PROVISIONS ARE NOT SUBJECT TO ANY MARKET VALUE ADJUSTMENT.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. WITH THE CONTRACT ASSET CHARGES OF 1.40%, THE SMALLEST ANNUAL RATE OF INVESTMENT RETURN WHICH WOULD HAVE TO BE EARNED ON THE ASSETS OF THE SEPARATE ACCOUNT SO THAT THE DOLLAR AMOUNT OF VARIABLE ANNUITY PAYMENTS WILL NOT DECREASE IS 5.40%.

USE OF CONTRACT. This contract is available for retirement and deferred compensation plans, some of which may qualify for special tax treatment under various sections of the Internal Revenue Code.

               FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT WITH FIXED AND VARIABLE ACCOUNTS - NONPARTICIPATING

           THIS IS A LEGAL CONTRACT BETWEEN THE OWNER AND THE COMPANY
                          READ YOUR CONTRACT CAREFULLY.


AN426NY

                                TABLE OF CONTENTS

                                                                                  Page
CONTRACT SPECIFICATIONS                                                             3

DEFINITIONS                                                                         4

PREMIUM PAYMENT PROVISIONS                                                          5
   Premium Payments
   Allocation of Premium Payments
   Annuity Account Continuation
   Minimum Value Requirements

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS                                    6
   Owner
   Rights of Owner
   Transfer of Ownership
   Assignment
   Beneficiary
   Change of Beneficiary

FIXED AND VARIABLE ACCOUNTS PROVISIONS                                              7
   Fixed Account and Sub-Accounts
   Variable Account and Sub-Accounts
   Investment Risk
   Investments of the Variable Account Sub-Accounts
   Substituted Securities

CONTRACT VALUES DURING
ACCUMULATION PERIOD PROVISIONS                                                      8
   Part A - Fixed Account Value
       Guaranteed Periods
       Guaranteed Interest Rates
       Fixed Accumulation Value
       Minimum Surrender Value
   Part B - Variable Account Value
       Acquisition and Redemption of Variable Accumulation Units
       Variable Accumulation Unit Value
       Variable Accumulation Value
       Net Investment Factor
   Part C - General
       Annuity Account
       Transfer Privilege
       Transfer Fee

CASH WITHDRAWALS, WITHDRAWAL CHARGES
AND MARKET VALUE ADJUSTMENT PROVISIONS                                             11
   Cash Withdrawals
   Withdrawal Charges
   Market Value Adjustment


AN426NY

PENALTY-FREE WITHDRAWALS, TRANSFERS
AND ANNUITIZATION PROVISIONS                                                       12
   Penalty-Free Partial Withdrawals or Transfers
   Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period
   Waiver of Withdrawal Charge and Market Value Adjustment on Death or Annuity Date
   Penalty-Free Surrender on Disability Penalty-Free
   Annuitization

BENEFIT PROVISIONS                                                                 13
   Annuity Benefit
   Annuity Date
   Election and Effective Date of Election with Respect to Annuity Benefit
   Determination of Amount
   Income Payment Benefits
   Death Benefits
   Election and Effective Date of Election with Respect to Death Benefit
   Payment of Death Benefit
   Amount of Death Benefit
   Section 72(s)

SETTLEMENT OPTIONS                                                                 15

GENERAL PROVISIONS                                                                 18
   The Contract
   Modification of Contract
   Non-Participation
   Loans
   Determination of Values
   Endorsement of Income Payments
   Misstatement of Age and/or Sex
   Claims of Creditors
   Periodic Reports


AN426NY

                             CONTRACT SPECIFICATIONS

CONTRACT NUMBER:  XX-0123456                                     DATE OF ISSUE:     04/01/1999
ANNUITANT:        Abraham Lincoln                                ANNUITY DATE:      APRIL 1, 2067
AGE AT ISSUE:     35
FORM         BENEFIT                                                           INITIAL PREMIUM PAYMENT
----------------------------------------------------------------------------------------------------------
AN426NY      FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY                $50,000
             WITH FIXED AND VARIABLE ACCOUNTS

INITIAL PREMIUM PAYMENT ALLOCATION                                           PERCENTAGE

FIXED ACCOUNT - SUB-ACCOUNTS
       GUARANTEED MINIMUM INTEREST RATE:          3.00%
       PERCENTAGE ADJUSTMENT TO INDEX RATE "B':   0.25%
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE: [1 YEAR/ 5.00%]          [25%]
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE: [3 YEARS/]                  %
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE: [5 YEARS/]                  %
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE: [7 YEARS/]                  %
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE: [10 YEARS/]                 %
DOLLAR COST AVERAGING FIXED ACCOUNT
    INITIAL GUARANTEED INTEREST PERIOD/INTEREST RATE:                     [6 MONTHS]/[4.00%]
VARIABLE ACCOUNT - SUB-ACCOUNTS (FUNDS):
    [AIM Capital Appreciation Fund]
    [AIM Growth Fund]
    [AIM International Fund]
    [AIM Value Fund]                                                           [25%]
    [Alliance Premier Growth Portfolio - Class B]
    [Alliance Growth and Income Portfolio - Class B]
    [Alliance Growth Portfolio - Class B]
    [Alliance Technology Portfolio - Class B]
    [AVIS Global Small Capitalization Fund - Class 2]
    [AVIS Growth Fund - Class 2]
    [AVIS International Fund - Class 2]
    [AVIS Growth and Income Fund - Class 2]
    [BT Equity 500 Index Fund]                                                 [25%]
    [Delaware Premium Aggressive Growth Series]
    [Delaware Premium Delchester Series]
    [Delaware Premium Emerging Markets Series]
    [Delaware Premium Growth and Income Series]
    [Delaware Premium REIT Series]
    [Delaware Premium SmallCap Value Series]
    [Delaware Premium Trend Series]
    [Fidelity VIP Equity and Income Fund - Initial Class]
    [Fidelity VIP Growth Fund - Initial Class]
    [Fidelity VIP III Growth Opportunities Fund - Initial Class]               [25%]
    [Fidelity VIP Overseas Fund - Initial Class]
    [Franklin SmallCap Investments Fund - Class 2]
    [Franklin Mutual Shares Investments Fund - Class 2]
    [Templeton International Fund - Class 2]
    [Templeton Global Growth Fund - Class 2]
    [Liberty Newport Tiger Fund]
    [Lincoln National Bond Fund]
    [Lincoln National Money Market Fund]
    [MFS Emerging Growth Series]
    [MFS Research Series]
    [MFS Total Return Series]
    [MFS Utilities Series]
    ----------------------------------------------------------------------------------
       TOTAL                                                                   100%


AN426NY                              Page 3

Limitations on transfers from fixed accounts (other than dollar cost averaging Fixed Account): in each contract year, an Owner is allowed to make one or more transfers from each Fixed Account Sub-account, and the amount(s) transferred in aggregate may not exceed more than 15% of the then current value of the applicable Fixed Account Sub-account(s).


THIS CONTRACT IS FOR USE WITH "LNY ACCOUNT N FOR VARIABLE ANNUITIES".

OWNER:                     Abraham Lincoln


BENEFICIARY:               The person(s) designated by the Owner and recorded by
                           the Company


MINIMUM SUBSEQUENT PREMIUM PAYMENTS:
$2,000 PER FIXED ACCOUNT GUARANTEED PERIOD
$  100 PER VARIABLE ACCOUNT SUB-ACCOUNT





                          SCHEDULE OF CHARGES AND FEES
                          ----------------------------

Withdrawal Charges: The Withdrawal charges applicable under this contract are as follows.

            Withdrawal Charge                       Number of
            Against Premium                     Contract Anniversaries
            Payment Withdrawn                   Since Premium Payment
            -----------------                   ---------------------
                   6%                                   0
                   6%                                   1
                   5%                                   2
                   4%                                   3
                   3%                                   4
                   2%                                   5
                   1%                                   6
                   0%                                   7+

Each Subsequent Premium Payment will be subject to its own 7-year period.

Any Withdrawal from the Fixed Account prior to the end of a Guaranteed Period may also be subject to a Market Value Adjustment as described on page 12 which may increase, decrease, or have no effect on the applicable account value(s). A Market Value Adjustment would not apply to a withdrawal effective at the end of a Guaranteed Period.

Penalty-free Partial Withdrawal Charges: The Withdrawal charges are not applicable to certain partial withdrawals of 15% or less of Premium Payments annually (see page 12). Withdrawal charges and a Market Value Adjustment are not applicable to annuitization of the contract at any time. Withdrawal charges and a Market Value Adjustment are not applicable to payment of the Death Benefit. (See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions.")


AN426NY                             Page 3.1

Asset Charges: The Company imposes a mortality and expense ("M&E") risk charge and an administrative expense charge, each of which is calculated as a percentage of asset value of each Variable Account Subaccount, to cover mortality and expense risk and other administrative costs. The percentages applied to asset value to determine these charges are the Daily M&E Rate and the Daily Administrative Rate. These charges are deducted from each Variable Account Sub-Account by reducing the Variable Accumulation Unit Value at the end of each Valuation Period. The Daily M&E Rate is equal to the daily rate equivalent of the annual rate of 1.25% and the Daily Administrative Rate is equal to the daily rate equivalent of the annual rate of 0.15%.

In addition, Daily Fund Operating Expenses will be applied by each Fund as a percent of the daily fund balance as set forth in the prospectus for the applicable Fund(s).

Taxes: Premium tax equivalents (including any related retaliatory taxes), if any, and any other taxes due under this contract will be deducted if applicable. It is currently the Company's practice to deduct such taxes, if any, at the time the Annuity Account Value, or any portion thereof, becomes payable. (Refer to Definition of 'Annuity Account Value'.)


AN426NY                             Page 3.2

                                   DEFINITIONS

ACCUMULATION PERIOD. The period from the Date of Issue to (a) the Annuity Date,
(b) the date on which the Death Benefit becomes payable, or (c) the date on which the contract is surrendered or annuitized, whichever is earliest.

ANNUITANT(S). The person or persons on whose life the first Income Payment is to be made upon the annuitization of the contract. The Annuitant(s) on the Date of Issue is/are the person(s) designated in the Contract Specifications and will remain the Annuitant(s) under the contract unless the Owner exercises the right to change the Annuitant(s) as set forth in the "Rights of Owner" provision. If prior to the Annuity Date, the Annuitant predeceases the Owner, the Owner will then become the Annuitant until such time as the Owner exercises the right to designate a new Annuitant as set forth in the "Rights of Owner" provision. (Provided that the Owner is a natural person.) If joint Annuitants are named and if one of the Annuitants predeceases the Owner prior to the Annuity Date, the contract will thereupon become an annuity contract on the surviving Annuitant until such time that the Owner exercises the right to designate another joint Annuitant as set forth in the "Rights of Owner" provision. A request for change of Annuitant(s) must be in writing to the Company at its Servicing Office; once received by the Company, the change will be effective as of the date the request was signed.

ANNUITY ACCOUNT. The account which is comprised of the Fixed and Variable Accounts with respect to this contract.

ANNUITY ACCOUNT VALUE. The account value which at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract. Applicable premium taxes, if any, will be deducted when the Annuity Account Value amount to be applied under the Annuity Benefit, Death Benefit, Cash Withdrawals or Penalty-Free Withdrawal and Annuitization provisions is determined.

ANNUITY DATE. The date on which Income Payments begin upon annuitization of the contract.

THE COMPANY. Lincoln Life & Annuity Company of New York, issuer of the variable annuity contract.

CONTRACT YEARS AND CONTRACT ANNIVERSARIES. All Contract Years and Contract Anniversaries are 12 month periods measured from the Date of Issue.

DAILY M&E RATE. The rate applied by the Company as a percentage of each Variable Account Sub-Account's asset value to determine the M&E charge for its assumption of mortality and expense risks for a 24-hour period.

DATE OF ISSUE. The date on which the contract becomes effective. The Date of Issue is shown in the Contract Specifications.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other written proof of death satisfactory to the Company.

EXPIRATION DATE(S). The date(s) on which Guaranteed Period(s), if any, end.

FIXED ACCOUNT. The term 'Fixed Account' under this contract means all Sub-Account(s) associated with Guaranteed Period(s) and Guaranteed Interest Rate(s). Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Variable Account Sub-Accounts in which Premium Payments, or Transfers in accordance with the "Transfer Privilege" provision, may be invested.

GUARANTEED PERIOD. The Guaranteed Period is the period for which interest, at either an initial or subsequent Guaranteed Interest Rate will be credited to an amount under a Fixed Account Sub-Account.

HOME OFFICE. The term 'Home Office' means Lincoln Life & Annuity Company of New York, 120 Madison Street, Suite 1700, Syracuse, NY 13202.


AN426NY                               Page 4

IN WRITING. The term "in writing' means in a written form satisfactory to the Company and received by the Company at its Servicing Office.

INCOME PAYMENTS. Income Payments are the amounts payable under this contract as determined by the "Settlement Options" provisions of the contract.

OWNER. The person or entity designated in the Contract Specifications.

PAYOUT PERIOD. The period during which Income Payments are made under this contract.

SEC. The Securities and Exchange Commission.

SERVICING OFFICE. The Servicing Office of Lincoln Life & Annuity Company of New York is located at 1300 S. Clinton Street, P. 0. Box 7866, Fort Wayne, Indiana 46801.

SUB-ACCOUNT. That portion of the Fixed Account associated with specific Guaranteed Period(s) and Guaranteed Interest Rate(s) and that portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DATE. Any day on which the New York Stock Exchange ("NYSE") is open for business, except a day during which trading on the NYSE is restricted or on which an emergency exists as a result of which the valuation or disposal of securities is not reasonably practicable.

VALUATION PERIOD. The period beginning immediately after the close of business on a Valuation Date and ending at the close of business on the next Valuation Date.

VARIABLE ACCOUNT. The term "Variable Account" under this contract means all Sub-Account(s) associated with investments in the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with general liabilities of the Company.

VARIABLE ANNUITY UNITS. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account during the Payout Period.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of the variable portion of the Annuity Account before the Payout Period.


                           PREMIUM PAYMENT PROVISIONS

PREMIUM PAYMENTS. Premium Payments are payable to the Company at its Servicing Office or to an authorized agent of the Company. A Company receipt will be furnished upon request. The Initial Premium Payment is the amount paid to the Company as consideration for the benefits provided under the contract on the Date of Issue. (The Dollar Cost Averaging Option may be utilized with the Initial Premium Payment). Subsequent Premium Payments may be paid to the Company from time to time after the Date of Issue and prior to the Annuity Date. No premium payments after the Initial Premium Payment are required. The minimum annual amount of subsequent Premium Payments is $100 per Variable Account Sub-account, or $2,000 per Fixed Account Guaranteed Period. The minimum payment at any one time must be at least $25 if transmitted electronically; otherwise the minimum amount is $100. The Company reserves the right to limit aggregate Premium Payments to $2 million. (The Dollar Cost Averaging Option may be utilized with a Subsequent Premium Payment if it is sufficient). All Premium Payments must meet the allocation requirements specified under the "Allocation of Premium Payments" provision. The payment of any amount under the contract which is derived, all or in part, from any Premium Payments made by check or draft may be postponed until such check or draft has been honored by the financial institution upon which it is drawn.

The Initial Premium Payment attributable to the contract is shown on the Contract Specifications page.


AN426NY                               Page 5

ALLOCATION OF PREMIUM PAYMENTS. Upon receipt by the Company at its Servicing Office, each Premium Payment will be added to the Annuity Account established under the contract. The Annuity Account is described under the "Annuity Account" provision and is comprised of Fixed Account Sub-Account(s) and Variable Account Sub-Account(s). The Initial Premium Payment will be allocated to one or more such Sub-Accounts in accordance with the allocation percentages specified by the Owner and shown in the Contract Specifications, provided such allocations to Fixed and/or Variable Accounts conform to the Company's minimum deposit requirements in effect as of the Date of Issue. (The Dollar Cost Averaging Option may be utilized with the Initial Premium Payment).

Subsequent Premium Payments will be allocated as directed by the Owner. If no direction is given, the allocation percentages will be that which has been most recently directed for payments by the Owner. If a portion of the most recent previous Premium Payment was allocated to the Fixed Account and the allocation percentages when applied to a Subsequent Premium Payment does not produce an amount which meets the Fixed Account minimum requirements, the Company will promptly seek further instructions from the Owner regarding allocation of the premium or otherwise return the applicable portion of such Premium Payment as provided by law. (The Dollar Cost Averaging Option may be utilized with a Subsequent Premium Payment if it is sufficient).

Each Premium Payment allocated to the Fixed Account is treated separately for purposes of guaranteed interest rates, withdrawal charges, specified time intervals, and guaranteed benefit dates.

DOLLAR COST AVERAGING. All or part of the Initial Premium Payment may be allocated to the Dollar Cost Averaging Fixed Account or any other Sub-Account made available for the purpose of Dollar Cost Averaging. Any amount so allocated will be transferred from the Sub-Account used for Dollar Cost Averaging to the designated variable Sub-Accounts in monthly installments over a period chosen by the Owner. Transfers will occur on the same day each month until the end of the chosen period or, if sooner, until the account value in the Sub-Account used for Dollar Cost Averaging has been exhausted. Transfers from the Dollar Cost Averaging Fixed Account are not subject to any Market Value Adjustment.

ANNUITY ACCOUNT CONTINUATION. The Annuity Account shall be continued automatically in full force from the Date of Issue until the Annuity Date or until the contract is surrendered or annuitized, the Death Benefit is paid, or the Annuity Account Value no longer meets the requirements specified in the "Minimum Value Requirements" provision, whichever occurs first.

MINIMUM VALUE REQUIREMENTS. If no Premium Payments have been made for three consecutive years and the Annuity Account Value decreases to less than $2,000 during that period, or if any partial withdrawal decreases the Annuity Account Value to less than $2,000, the Company reserves the right to cancel the contract and pay to the Owner an adjusted value of the Annuity Account as would be calculated under the "Determination of Amount" provision. The Company will, however, provide at least 30 days advance notice to the Owner of its intended action. During the notification period an additional Premium Payment may be made to meet the minimum value requirements.


                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

OWNER. The Owner on the Date of Issue will be the person designated in the Contract Specifications. If no Owner is designated, the Annuitant(s) will be the Owner.

RIGHTS OF OWNER. The Owner may exercise all rights and privileges under the contract including the right to: (a) agree with the Company to any change in or amendment to the contract, (b) transfer all rights and privileges to another person, (c) change the Beneficiary, (d) change the Annuitant(s) any time prior to the Annuity Date or name a new Annuitant if the Annuitant, or one of the Annuitants named under a joint life annuity, predeceases the Owner, (e) name the payee to whom Income Payments are to be directed, and (f) assign the contract.

All rights and privileges of the Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Owner has reserved the right to change the Beneficiary.

TRANSFER OF OWNERSHIP. The Owner may transfer all rights and privileges of ownership. On the effective date of transfer, (a) the transferee will become the Owner and will have all the rights and privileges of the Owner, and (b) the amount of Death Benefit applicable under the contract will change as set forth under the "Amount of Death Benefit" provision. The Owner may revoke any transfer prior to its effective date.


AN426NY                               Page 6

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of the transfer.

A transfer of Ownership, or a revocation of transfer, must be in writing to the Company at its Servicing Office. A transfer or a revocation will not take effect until received in writing by the Company at its Servicing Office. When a transfer or revocation has been so received, it will take effect as of the effective date specified by the Owner. Any payment made or any action taken or allowed by the Company before the transfer or the revocation is received will be without prejudice to the Company.

ASSIGNMENT. The contract may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose.

BENEFICIARY. The Beneficiary is the person who has the right to receive the Death Benefit set forth in the contract and, for Non-Qualified Contracts, who is the 'designated beneficiary' for purposes of Section 72(s) of the Internal Revenue Code in the event of the Owner's death. The Beneficiary on the Date of Issue will be the person designated in the Contract Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Owner will vest in the Owner or the Owner's administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing to the Company at its Servicing Office. The request must be signed by the Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Owner.

A change of Beneficiary will not take effect until received by the Company. When a change of Beneficiary has been so received, whether or not the Owner is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is received will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved by the Owner.


                     FIXED AND VARIABLE ACCOUNTS PROVISIONS

FIXED ACCOUNT AND SUB-ACCOUNTS. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company. Any portion of Premium Payments allocated by the Owner to a Fixed Account Sub-Account will become part of the Fixed Account.

VARIABLE ACCOUNT AND SUB-ACCOUNTS. The Variable Account to which the variable accumulation values, if any, under this contract relate is shown in the Contract Specifications. It was established pursuant to a resolution of its Board of Directors as a 'separate account' under governing law of New York, the Company's state of domicile, and registered as a unit investment trust under the 1940 Act. Under New York law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities from any other business of the Company and the income, gains or losses from the Variable Account assets are credited or charged against the Variable Account without regard to the income, gains or losses of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Variable Account Sub-Account's assets are invested in shares of a particular Fund made available as a funding vehicle under this contract. For each Variable Account Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this contract to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the New York Superintendent of Insurance.


AN426NY                               Page 7

INVESTMENT RISK. Each Variable Account Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Variable Account Sub-Account's investment performance reflects the investment performance of the Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund's investment advisor or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of a specific Fund. The Funds available on the Date of Issue are shown in the Contract Specifications; more may be subsequently added. The Fund is an open-end management investment company registered under the Investment Company Act of 1940. Any and all distributions made by the Fund(s) will be reinvested to purchase additional shares of that Fund at net asset value. Deductions from the Variable Account Sub-Accounts will, in effect, be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted. Assets of Variable Account Sub-Accounts will be fully invested in Fund shares at all times.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account, or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and have been approved by the Securities and Exchange Commission and such other regulatory authorities as may be necessary. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this contract to reflect the substitution. Any substitution shall be subject to the approval of the Superintendent of Insurance of the State of New York.


              CONTRACT VALUES DURING ACCUMULATION PERIOD PROVISIONS

Any paid-up annuity, cash surrender value, or death benefits available under this contract shall not be less than the minimum benefits required by the New York Insurance Law.

PART A - FIXED ACCOUNT VALUE

GUARANTEED PERIODS. The Initial Guaranteed Period(s), if any, are selected by the Owner and are shown in the Contract Specifications. The duration of the Initial Guaranteed Period(s) will affect the Initial Guaranteed Interest Rate(s). Any Premium Payment or the portion thereof (or amount transferred in accordance with the "Transfer Privilege" provision described below) allocated to a particular Guaranteed Period will earn interest at the specified Guaranteed Interest Rate during the Guaranteed Period. Initial Guaranteed Periods begin on the date a Premium Payment is accepted (or, in the case of a transfer, on the effective date of the transfer) and end on the Expiration Date for each duration selected.

Any portion of the Annuity Account Value comprising a particular Fixed Account Sub-Account (including interest earned thereon) will be referred to in this contract as the "Guaranteed Period Amount." As a result of renewals, Subsequent Payments, and transfers of portions of the Annuity Account Value, Guaranteed Amounts for Guaranteed Periods of the same duration may have different Expiration Dates, and each Guaranteed Period Amount will be treated separately for purposes of determining any Market Value Adjustment.

The Company will automatically notify the Owner in writing at least 15 but not more than 45 days prior to the Expiration Date of a Guaranteed Period with respect to a Fixed Account Sub-Account of the guaranteed period durations available and the then currently quoted interest rates. A subsequent Guaranteed Period of the same duration will begin automatically at the end of the previous Guaranteed Period unless the Company receives, in writing at its Servicing Office within the 60-day period immediately preceding the end of such Guaranteed Period, an election by the Owner of a different Guaranteed Period from among those being offered by the Company at such time, or instructions to transfer all or a portion of the applicable Guaranteed Period Amount to one or more Fixed Account or Variable Account Sub-Accounts in accordance with the 'Transfer Privilege' provision.

GUARANTEED INTEREST RATES. The Company will establish the applicable Guaranteed Interest Rate that will be used to determine the interest with respect to a Fixed Account Sub-Account for each Guaranteed Period at the beginning of the Guaranteed Period. This rate will be guaranteed for the duration of the applicable Guaranteed Period. The Initial or


AN426NY                               Page 8

Subsequent Guaranteed Interest Rate will never be less than 3% per year, compounded annually. Subsequent Guaranteed Interest Rate(s) will also be determined at the beginning of Guaranteed Period(s) and may be higher or lower than the previous rate, but will never be less than 3% per year, compounded annually. (See "Minimum Surrender Value" provision.) The Company will automatically notify the Owner of the new Guaranteed Interest Rate as soon as possible after the beginning of each subsequent Guaranteed Period.

FIXED ACCUMULATION VALUE. Upon receipt of a Premium Payment by the Company at its Servicing Office, all or that portion, if any, of the Premium Payment which is allocated to the Fixed Account will be credited to the Fixed Account and allocated to the Fixed Account Sub-Accounts selected by the Owner. The Fixed Accumulation Value, if any, at any time, is equal to the sum of the then current values of all Guaranteed Period Amounts with respect to this contract.

MINIMUM SURRENDER VALUE. The Minimum Surrender Value for the Fixed Account for a given contract year will be determined by: crediting an effective annual rate of interest of 3.0% on the sum of the values of the Fixed Account Subaccounts at the end of each Valuation Period during the Contract Year at a daily rate adjusted for the number of days in each Valuation Period; less the applicable withdrawal charge(s), any prior withdrawals or transfers out of the Fixed Account, and premium taxes (if any).


PART B - VARIABLE ACCOUNT VALUE

ACQUISITION AND REDEMPTION OF VARIABLE ACCUMULATION UNITS. Any dollar amounts allocated to a Variable Account Sub-Account shall be converted into Variable Accumulation Units and credited to the Variable Account Sub-Account on a unit basis. The number of Variable Accumulation Units into which a dollar amount would be converted is calculated by dividing the dollar amount by the Variable Accumulation Unit Value for the particular Sub-Account. Any redemption of units from a Variable Account Sub-Account will be processed at the end of a Valuation Period, including any units redeemed to fund a monthly deduction, and shall result in the redemption and cancellation of Variable Accumulation Units having an aggregate dollar value equal to the amount of such withdrawal.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value at the beginning of the first Valuation Period of each Variable Account Sub-Account was established at $10.00. The Variable Accumulation Unit value in any later Valuation Period is equal to the net asset value per unit of the particular Sub-Account as of the end of such Valuation Period.

VARIABLE ACCUMULATION VALUE. The Variable Accumulation Value of the Annuity Account, if any, for any Valuation Period is equal to the sum of the value of all Variable Accumulation Units of each Variable Account Sub-Account credited to the Variable Account with respect to this contract at the end of such Valuation Period. The Variable Accumulation Value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited to each Variable Account Sub-Account with respect to this contract at the end of a Valuation Period, by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

NET INVESTMENT FACTOR. An index, calculated as described below, that provides a measure of the investment performance of a Variable Account Sub-Account for each Valuation Period. The Net Investment Factor is equal to

               A+B-C  minus E
               -----
                 D
where:
       A is the net asset value per unit of the Fund held in the Variable Account Sub-Account (such net asset value being determined as described in the prospectus for the Fund) as of the end of the Valuation Period;

       B is the per unit amount of any dividend or other distribution payable with respect to units held of record during the Valuation Period;

       C is the per unit amount of any tax determined by the Company to be attributable to the operation of the Variable Account Sub-Account during such Valuation Period;

       D is the net asset value of each unit of the Fund as of the close of business on the Valuation Date immediately preceding the Valuation Period; and


AN426NY                               Page 9

       E is the sum of the Daily M&E Rate plus the Daily Administrative Rate, multiplied by the number of 24-hour periods included in the Valuation Period.

The Net Investment Factor may be 1.0 or may be greater or less than 1.0, reflecting the possibility that the Variable Accumulation Unit Value of a particular Variable Account Sub-Account may remain the same, increase or decrease.

PART C - GENERAL

ANNUITY ACCOUNT. The Company will establish an Annuity Account under the contract and will maintain the Annuity Account during the Accumulation Period. The Annuity Account Value at any time equals the sum of all the then current values of the Fixed and Variable Accounts with respect to this contract.

TRANSFER PRIVILEGE. At any time during the Accumulation Period, other than during the "Right to Examine Contract" period, the Owner may transfer all or part of the Annuity Account Value to one or more of the Fixed or Variable Account Sub-Accounts then available under the contract, subject to the provisions set forth below. Transfer requests must be made in writing. Transfer requests must be received at the Company's Servicing Office prior to the time of day set forth in the prospectus, and provided the New York Stock Exchange is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the New York Stock Exchange is open for business.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account at the end of the Valuation Period for which the transfer is effective. Transfers to a Fixed Account Sub-Account will result in a new Guaranteed Period for the amount being transferred. Any such Guaranteed Period will begin on the effective date of the transfer. The amount transferred into such Fixed Account Sub-Account will earn interest at the Guaranteed Interest Rate declared by the Company for that Guaranteed Period as of the effective date of the transfer.

Transfers shall be subject to the following conditions: (a) Not more than 12 transfers may be made per Contract Year (including the frequency limitation shown in the Contract Specifications with respect to transfers from the Fixed Account), unless otherwise authorized in writing by the Company. (b) No withdrawal charge will be imposed on transferred amounts; however, transfers of all or a portion out of a Fixed Account Sub-Account may be subject to the Market Value Adjustment set forth below unless such transfer is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision. (c) The amount being transferred may not be less than $100 unless the entire value of the Fixed or Variable Account Sub-Account is being transferred. (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect. (e) The amount transferred to any Fixed Account Sub-Account may not be less than $2,000, or $100 to a Variable Sub-Account. (f) Unless a transfer out of a Fixed Account Sub-Account is made in accordance with the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, the amount transferred from each Fixed Account Sub-Account during any Contract Year may not exceed the limits shown in the Contract Specifications. (g) Any value remaining in a Fixed Account Sub-Account may not be less than $2,000, or a Variable Account Sub-Account may not be less than $50. (h) The Company reserves the right to defer transfers of amounts from the Fixed Account for a period not to exceed six months from the date the request for such transfer is received by the Company in writing at its Servicing Office. (i) Transfers involving Variable Account Sub-Account(s) shall be subject to such terms and conditions as may be imposed by the Funds.

TRANSFER FEE. The Company reserves the right to charge a fee up to $10 for each transfer prior to the Annuity Date if there have been more than twelve transfers made in the Contract Year.


AN426NY                              Page 10

                    CASH WITHDRAWALS, WITHDRAWAL CHARGES AND
                       MARKET VALUE ADJUSTMENT PROVISIONS


CASH WITHDRAWALS. At any time before the Annuity Date, the Owner may elect to receive a cash withdrawal payment from the Company by filing with the Company at its Servicing Office a written election in such form as the Company may require. Any such election shall specify the amount of the withdrawal and will be effective on the date that it is received at the Company's Servicing Office. Any cash withdrawal payment will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts withdrawn from the Variable Account in accordance with the Investment Company Act of 1940. The Company reserves the right to defer the payment of amounts withdrawn from the Fixed Account for a period not to exceed six months from the date written request for such withdrawal is received by the Company at its Servicing Office. If payment from the Fixed Account is deferred for more than 10 working days from the date the request is received, the Company will pay annual interest on the amount deferred in accordance with the interest rate then required by law from the date the Company receives the request.

The amount of the cash withdrawal payment may be for any amount not to exceed the Annuity Account Value at the end of the Valuation Period during which the election becomes effective, plus or minus any applicable Market Value Adjustment, and less any applicable withdrawal charge and premium taxes. In the case of a full surrender, the Annuity Account will be canceled and the contract will terminate. A partial withdrawal will result in a decrease in the Annuity Account Value by an amount with an aggregate dollar value equal to the dollar amount of the cash withdrawal payment, plus or minus any applicable Market Value Adjustment, any applicable withdrawal charge and premium taxes. This will also result in a pro rata reduction in any Death Benefit payable under this Contract.

In the case of a partial withdrawal, the Owner must instruct the Company as to the amounts to be withdrawn from each Fixed and/or Variable Account Sub-Account. If not so instructed, the Company will effect such withdrawal from each Fixed and/or Variable Sub-Account in proportion to the then current Sub-Account values. Partial withdrawals cannot reduce any Fixed Account Sub-Account below $2,000 or any Variable Account Sub-Account below $50. Such partial withdrawals will be treated as a full surrender of that Sub-Account and the balance will be transferred to the largest Variable Account Sub-Account, if any. Partial withdrawals may not reduce the total Annuity Account Value below $1,000. (See "Minimum Value Requirements" provision.) Such partial withdrawals may be treated as a full surrender.

Cash withdrawals from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units attributable to the Annuity Account with an aggregate value on the effective date of the withdrawal equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit values of the Variable Account Sub-Account at the end of the Valuation Period during which the cash withdrawal is effective.

All cash withdrawals or transfers of any portion of Fixed Account Sub-Accounts, except those specified otherwise under "Penalty-Free Withdrawals, Transfers and Annuitization Provisions," will be subject to the Market Value Adjustment described below.

WITHDRAWAL CHARGES. If a cash withdrawal is made, a withdrawal charge may be assessed by the Company. The length of time between the Company acceptance of the Premium Payment(s) and the receipt of a withdrawal request determines the withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a Premium Payment previously accepted (or a portion thereof). Premium Payments will be deemed to have been withdrawn in the order in which the Premium Payments were received by the Company (i.e., oldest premium first). After all Premium Payments have been deemed withdrawn, the Company will deem further withdrawals to be from net investment results attributable to such Premium Payments, if any. The schedule of withdrawal charges is set forth in the "Schedule of Charges, Expenses and Fees." On withdrawal, any applicable Market Value Adjustment will be deducted before application of any withdrawal charge.

Withdrawal charges are deducted proportionately from the Fixed and/or Variable Account Sub-Account(s) from which the withdrawal is to be made, provided such Sub-Account(s) have sufficient account value(s) for making such deduction(s). If any of the account value(s) of such Sub-Account(s), however, are insufficient, its remaining withdrawal charges will be deducted on a pro rata basis from all Fixed and/or Variable Account Sub-Accounts in proportion to the then-current account value(s) of such Sub-Account(s).


AN426NY                              Page 11

See "Penalty-Free Withdrawals, Transfers and Annuitization Provisions" for situations in which a withdrawal charge is not imposed.

For the purpose of any qualified plan riders which may be attached to this contract, the term 'Surrender Charge' wherever referenced therein, shall mean 'withdrawal charge' as set forth above.

MARKET VALUE ADJUSTMENT. Any cash withdrawal or transfer from a Fixed Account Sub-Account, except those specified otherwise under the "Full or Partial Withdrawals and Transfers at the End of a Guaranteed Period" provision, will be increased or decreased by a Market Value Adjustment described in the following paragraphs.

The amount of the Market Value Adjustment is calculated by multiplying the dollar amount of such cash withdrawal or transfer by the following amount:

                                              n                   n
       1 subtracted from the result of (1 + a)  divided by (1 + b)

       where:

       a = The yield rate for a Treasury security with time to maturity equal to the Guaranteed Period, determined at the beginning of the Guaranteed Period.

       b = The yield rate for a Treasury security with time to maturity equal to Guaranteed Period, determined at the time of transfer or withdrawal plus (if yield rates 'a' and 'b' differ by more than 0.25%) 0.25%.

As used herein, 'The yield rate for a Treasury security' means the applicable yield rate based on the Treasury Constant Maturity Series published by the Federal Reserve. If such yields are no longer published, the Company will substitute an appropriate index of publicly traded obligations subject to approval by the Superintendent of Insurance of the State of New York. Straight-line interpolation is used for periods to maturity not quoted.

       n = The number of years, including fractional years, remaining in the Guaranteed Period (e.g. 1 year and 73 days = 1 + (73 divided by
              365) = 1.2 years)

A positive Market Value Adjustment increases the cash withdrawal or transfer while a negative Market Value Adjustment decreases the cash withdrawal or transfer.


                       PENALTY-FREE WITHDRAWALS, TRANSFERS
                          AND ANNUITIZATION PROVISIONS


PENALTY-FREE PARTIAL WITHDRAWALS OR TRANSFERS. Upon request in writing, the Owner may, during any Contract Year prior to the Annuity Date, withdraw up to 15% of the Premium Payment(s) or portion remaining thereof, without incurring a withdrawal charge. For this purpose each withdrawal is deemed to represent a withdrawal of a portion of a Premium Payment previously accepted. Premium Payments will be deemed to be withdrawn in the order in which they were received by the Company (i.e., the oldest premium first). Any such withdrawal from a Fixed Account Sub-Account may be subject to a Market Value Adjustment unless the withdrawal is made at the end of a Guaranteed Period as set forth below. The Owner must specify from which Fixed and/or Variable Account Sub-Accounts the withdrawal is to be made, otherwise the Company may effect such withdrawal on a proportionate basis from all Fixed and/or Variable Account Sub-Accounts in which the Annuity Account is invested.

Such partial withdrawals may be either taken as a lump sum or, upon consent of the Company, paid in equal installments.

No withdrawal charge will be imposed on any withdrawal with respect to a Premium Payment after the end of the seventh Contract Anniversary following the Company's acceptance of that Premium Payment.

The Owner may also transfer amounts within the Annuity Account during the Accumulation Period without the application of a withdrawal charge; however, any transfers would be subject to any terms and conditions as may be imposed under the "Transfer Privilege" provision.


AN426NY                              Page 12

FULL OR PARTIAL WITHDRAWALS AND TRANSFERS AT THE END OF A GUARANTEED PERIOD. No Market Value Adjustment will be imposed on a full or partial withdrawal or transfer made from a Fixed Account Sub-Account which becomes effective at the end of the applicable initial or subsequent Guaranteed Period. In such event, the Owner's proper request for withdrawal or transfer must be received at the Company's Servicing Office within a 45-day period immediately preceding the end of such Guaranteed Period.

WAIVER OF WITHDRAWAL CHARGE AND MARKET VALUE ADJUSTMENT ON DEATH OR ANNUITY DATE. No withdrawal charge or Market Value Adjustment will be imposed upon payments made under the Annuity Benefit or Death Benefit provisions of this contract.

PENALTY-FREE SURRENDER ON DISABILITY. No withdrawal charge or Market Value Adjustment will be imposed on a partial withdrawal or full surrender made as a result of "permanent and total disability" of the Owner. Such disability must:
(i) prevent the Owner from engaging in any occupation for remuneration or profit; (ii) have started prior to the 65th birthday of the Owner; and (iii) have existed continuously for a period of at least 12 months. Written proof of disability must be provided to the Company at its Servicing Office.

PENALTY-FREE ANNUITIZATION. At any time the Owner may request in writing payment of the then current Annuity Account Value in accordance with any one of the settlement options set forth in this contract. In such event, no withdrawal charge or Market Value Adjustment will be imposed at the time such settlement is made. Such annuitization will automatically result in a change in the Annuity Date to the date Income Payments commence under the settlement option elected.


                               BENEFIT PROVISIONS

ANNUITY BENEFIT. On the Annuity Date the Company will pay all or a part of the adjusted value of the Annuity Account (as set forth below) or apply it in accordance with the settlement option(s) elected by the Owner. However, if the amount to be applied under any settlement option is less than $5,000, or if the first Income Payment payable in accordance with such option is less than $50, the Company will pay the adjusted value in a single payment to the payee designated by the Owner.

If the Owner dies on or after the Annuity Date and before the entire interest in the Contract has been distributed, then the remaining portion of the Annuity Account must be distributed to the Beneficiary at least as rapidly as under the settlement option chosen. If the Beneficiary is the surviving spouse of the Owner, then the beneficiary will be treated as the new Owner of the Contract.

ANNUITY DATE. The Annuity Date selected by each Owner is shown in the Contract Specifications. The Annuity Date may be changed from time to time by the Owner by notifying the Company in writing. The notice must be received at the Company's Servicing Office at least 45 days prior to the Annuity Date then in effect. The new Annuity Date selected must be at least 30 days after the effective date of the change and not later than the Annuitant's 90th birthday (if more than one annuitant is named, the 90th birthday of the oldest annuitant).

After the Annuity Date, no change of a settlement option is permitted, no payments may be requested under the "Cash Withdrawals" provision of the contract, and no Death Benefit is payable under the contract except as otherwise specified under the settlement option selected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO ANNUITY BENEFIT. During the lifetime of the Owner and prior to the Annuity Date, the Owner may elect to have the adjusted value of the Annuity Account applied on the Annuity Date under one or more of the settlement options set forth in this contract, or under any other settlement option as agreed to by the Company. The Owner may also change any election, but any election or change of election must be received at the Company's Servicing Office at least 45 days prior to the Annuity Date. The election or change of election may be made by filing with the Company at its Servicing Office written notice in such form as the Company may require. If no such election is in effect on the 30th day prior to the Annuity Date, the adjusted value of the Annuity Account will be applied under a Life Annuity with 120 months guaranteed.

In such situation, the portion of the adjusted value of the Annuity Account to be applied for a Fixed Life Annuity under the Second Option and/or a Variable Life Annuity under Option II will be determined on a pro rata basis from the composition of the Annuity Account on the Annuity Date.


AN426NY                              Page 13

DETERMINATION OF AMOUNT. On the Annuity Date the Annuity Account will be canceled and the adjusted value of the Annuity Account to be applied under the settlement options provisions shall be equal to the Annuity Account Value for the Valuation Period which ends immediately preceding the Annuity Date, minus any applicable premium or similar tax. For the purposes of any qualified plan riders which may be attached to this contract, the term 'Annuity Value,' wherever referenced therein, shall mean the 'adjusted value of the Annuity Account' as defined above.

INCOME PAYMENT BENEFITS. On the Annuity Date, the adjusted value of the Annuity Account as determined under the "Determination of Amount" provision may be applied, as elected by the Owner, under one or more of the settlement options set forth in the contract to effect: (a) a Fixed Income Payment Benefit or a Variable Income Payment Benefit; or (b) a combination of the Fixed Income Payment Benefit and the Variable Income Payment Benefit. If a combination Fixed and Variable Income Payment Benefit is elected, the Owner may specify the amount to be allocated to the Fixed Income Payment Benefit and the amount to be allocated to the Variable Income Payment Benefit. Such election and allocation may also be made by a Beneficiary to the extent provided in the "Election and Effective Date of Election with Respect to Death Benefit Provision".

DEATH BENEFIT. If the Owner dies before the Annuity Date, the Company will pay the Death Benefit to the Beneficiary upon receipt of due proof of the death of the Owner in accordance with the "Payment of Death Benefit" provision. If there is no designated Beneficiary living on the date of death of the Owner, the Company will pay the Death Benefit, upon receipt of due proof of the death of both the Owner and the designated Beneficiary, in one lump sum to the estate of the Owner. If the death of the Owner occurs on or after the Annuity Date, no death benefit will be payable under the contract except as may be provided under the settlement option elected.

ELECTION AND EFFECTIVE DATE OF ELECTION WITH RESPECT TO DEATH BENEFIT. During the lifetime of the Annuitant and prior to the Annuity Date, the Owner may elect one or more of the settlement options set forth in this contract to effect an annuity for the Beneficiary as payee after the death of the Owner. This election may be made or subsequently revoked by filing with the Company at its Servicing Office a written election or revocation of an election in such form as required by the Company.

Any election or revocation of an election of a method of settlement of the Death Benefit will become effective on the date it is received by the Company at its Servicing Office.

Unless otherwise specified in writing by the Owner, the Beneficiary may elect
(a) to receive the Death Benefit as a lump sum cash payment, in which event the Annuity Account will be canceled, or (b) to have the Death Benefit applied under one or more of the settlement options set forth under the contract. This election may be made by filing with the Company a written request in a form as required by the Company. Any written request for an election of a settlement option for the Death Benefit by the Beneficiary will become effective on the later of (a) the date the request is received by the Company at its Servicing Office; or (b) the date due proof of the death of the Owner is received by the Company at its Servicing Office. If a written request for a settlement option by the Beneficiary is not received by the Company within 60 days following the date due proof of the death of the Owner is received by the Company, the Beneficiary shall be deemed to have elected a lump sum cash payment as of the last day of the 60-day period.

Notwithstanding the above, the Owner or Beneficiary may only elect a settlement option which provides for the distribution of the entire Death Benefit to the Beneficiary within five years of the Owner's death unless: (a) the entire interest in the contract is distributed over the life of the Beneficiary, with distributions beginning within one year of the Owner's death; (b) the entire interest in the contract is distributed over a period not extending beyond the life expectancy of the Beneficiary, with distributions beginning within one year of the Owner's death; or (c) the Beneficiary is the deceased Owner's spouse and elects to continue the contract and become the new Owner, but in no event may such an election be made under the contract more than once.

For purposes of Section 72(s) of the Internal Revenue Code, if any Owner is not an individual, the death or change of any Annuitant is treated as the death of a Owner, and if the Owner is a grantor trust within the meaning of the Internal Revenue Code, the death of the grantor of such trust is also treated as the death of a Owner.


AN426NY                              Page 14

PAYMENT OF DEATH BENEFIT. If the Death Benefit is to be paid in cash to the Beneficiary, payment will be made within 7 days of the date the election becomes effective or is deemed to become effective, provided due proof of the death of the Owner is received by the Company at its Servicing Office, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If the Death Benefit is to be paid in one sum to the estate of the deceased Owner, payment will be made within 7 days of the date due proof of the death of the Owner and/or Beneficiary is received by the Company at its Servicing Office, except as the Company may be permitted to defer any such payment of amounts derived from the Variable Account in accordance with the Investment Company Act of 1940. If settlement under the settlement option provisions is elected, the Income Payments will commence 30 days following the effective date or the deemed effective date of the election and the Annuity Account will be maintained in effect until such Income Payments commence.

AMOUNT OF DEATH BENEFIT. The Death Benefit is determined as of the effective date or deemed effective date of the Death Benefit election and is equal to the greatest of:

       (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective;

       (b) the sum of all the Premium Payment(s) made under the contract adjusted for any partial withdrawals (see Example 1 below); or

       (c) the highest Annuity Account Value ever attained on a Contract Anniversary Date, occurring on or before the then Owner's 80th birthday (or the Annuitant's 80th birthday in the case of a non-natural Owner), with adjustments for any subsequent Premium Payments, partial withdrawals made since such Contract Anniversary Date, provided that if there has been a transfer of ownership, the highest Annuity Account Value must occur on a Contract Anniversary Date after the date of such transfer of ownership (see Example 2 below).

     Example 1:                               Example 2:
     ----------                               ----------
Premium Payments             280         Highest A.A.V.               300
A.A.V. before withdrawal     200         A.A.V. before withdrawal     200
Partial withdrawal            50         Partial withdrawal            50
A.A.V. after withdrawal      150         A.A.V. after withdrawal      150
Death Benefit                210         Death Benefit                225

       NOTE: A.A.V. == ANNUITY ACCOUNT VALUE, AS DEFINED IN THIS CONTRACT.


However, the Death Benefit on or after the then current Owner's 90th birthday (if a natural person) is the greater of (a) the Annuity Account Value for the Valuation Period during which the Death Benefit election is effective or is deemed to become effective, or (b) the sum of all the Premium Payment(s) with adjustments for any partial withdrawals made under the contract since the Date of Issue.

SECTION 72(s). The provisions above will be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

                               SETTLEMENT OPTIONS

ANNUITY PAYMENTS

An election to receive payments under a Settlement Option must be made by the Annuity Date.

If a Settlement Option is not chosen prior to the Annuity Date, payments will commence to the Owner on the Annuity Date under the Settlement Option providing a Life Annuity with annuity payments guaranteed for 10 years. If no election is made, the value of the Owner's Variable Account shall be used to provide a variable annuity payment, and the value of the Owner's Fixed Account shall be used to provide a fixed annuity payment.

The Annuity Date is set forth in each Contract. Upon written request by the Owner and any Beneficiary who cannot be changed, the Annuity Date may be deferred. However, the Annuity Date may not be deferred past the Annuitant's age
90. Purchase Payments may be made until the new Annuity Date.


AN426NY                              Page 15

CHOICE OF SETTLEMENT OPTION

By Owner

Prior to the Annuity Date, the Owner may choose or change any Option. For a 100% fixed annuity payment, the Annuity Date must be at least thirty days prior to the time Income Payments are to begin.

By Beneficiary

At the time proceeds are payable to a Beneficiary, a Beneficiary may choose or change any Settlement Option that meets the requirements of Code Section 72(s) or 401(a)(9) if proceeds are available to the Beneficiary in a lump sum. The Beneficiary then becomes the Annuitant.

A choice or change must be in writing to the Company at its Servicing Office.

Once Income Payments have begun, no surrender of the Annuity Account Value can be made and the Annuitant(s) cannot be changed, nor can the settlement option be changed.

SETTLEMENT OPTIONS

a. Life Annuity / Life Annuity with Guaranteed Period -- Payments will be made for the lifetime of the Annuitant with no certain period, or life and a 10 year certain period, or life and a 20 year certain period.

b. Unit Refund Life Annuity -- Payments will be made for the lifetime of the Annuitant with the guarantee that upon death a payment will be made of the value of the number of Variable Annuity Units equal to the excess, if any, of (a) over (b) where (a) is the total amount applied under the option divided by the Annuity Unit Value at the Annuity Date and (b) is the product of the number of Variable Annuity Units represented by each payment and the number of payments paid prior to death.

c. Joint Life Annuity / Joint Life Annuity with Guaranteed Period -- Payments will be made during the joint life of the Annuitant and a Joint Annuitant of the Owner's choice. Payments will be made for life with no certain period, or life and a 10 year certain period, or life and a 20 year certain period. Payments continue for the life of the survivor at the death of the Annuitant or Joint Annuitant.

d.   Other options may be available as agreed upon in writing by the Company.

At the time a Settlement Option is selected, the Owner may elect to have the total Value applied to provide a variable annuity payment, a fixed annuity payment, or a combination fixed and variable annuity payment. If no election is made, the value of the Owner's Variable Account shall be used to provide a variable annuity payment, and the value of the Owner's Fixed Account shall be used to provide a fixed annuity payment.

At the time Income Payments commence, they will not be less than those that would be provided by a specific amount for any single premium immediate annuity contract offered by the Company at the time to the same class of annuitants. The specific amount is the greater of the surrender value or 95% of the accumulation value.

The amount of Income Payment will depend on the age and sex (except in cases where unisex rates are required) of the Annuitant as of the Annuity Date. A choice may be made to receive payments once each month, four times each year, twice each year, or once each year. The Annuity Account Value used to effect benefit payments will be calculated as of the Annuity Date.

Table 1 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the first monthly payment under a variable annuity settlement option. The tables show the dollar amount of the first monthly payment which can be purchased with each $1,000 of Annuity Account Value, after deduction of any applicable premium taxes. Amounts shown in Table 1 use an Individual Annuity Mortality Table on file with the New York Superintendent of Insurance, with an assumed rate of return of 4% per year.


AN426NY                              Page 16

Table 2 of this Contract illustrates the minimum payment amounts and the age adjustments which will be used to determine the monthly payments under a fixed annuity settlement option. The tables show the dollar amount of the guaranteed monthly payments which can be purchased with each $1,000 of Annuity Account Value, after deduction of any applicable premium taxes. Amounts shown in Table 2 use an Individual Annuity Mortality Table on file with the New York Superintendent of Insurance, with an interest rate of 2.75% per year.

The minimum payment amounts shown for Joint and Survivor Annuities under both Tables 1 and 2 are for Joint Ages; that is, for a male and a female both of the same age. Minimum payment amounts for other age and sex combinations on Joint and Survivor Annuities are available, but are not illustrated in Tables 1 and 2.


DETERMINATION OF THE AMOUNT OF VARIABLE ANNUITY PAYMENTS AFTER THE FIRST PAYMENT

The first variable annuity payment is sub-divided into components each of which represents the product of: (a) the percentage elected by the Owner of a specific Sub-account the performance of which will determine future variable annuity payments, and (b) the entire first variable annuity payment. Each variable annuity payment after the first payment attributable to a specific Sub-account will be determined by multiplying the Variable Annuity Unit value for that Sub-account for the date each payment is due by a constant number of Variable Annuity Units. This constant number for each specific Sub-account is determined by dividing the component of the first payment attributable to such Sub-account as described above by the Variable Annuity Unit value for that Sub-account on the Annuity Date. The total variable annuity payment will be the sum of the payments attributable to each Sub-account.

The Variable Annuity Unit value for any Valuation Period for any Sub-account is determined by multiplying the Variable Annuity Unit value for the immediately preceding Valuation Period by the product of (a) 0.9998926 raised to a power equal to the number of days in the current Valuation Period and (b) the Net Investment Factor of the Sub-account for the Valuation Period for which the Variable Annuity Unit value is being determined.

The valuation of all assets in the Sub-account shall be determined in accordance with the provisions of applicable laws, rules, and regulations. The method of determination by the Company of the value of an Annuity Unit will be conclusive upon the Owner and any Beneficiary.

The Company guarantees that the dollar amount of each installment after the first shall not be affected by variations in mortality experience from mortality assumptions on which the first installment is based nor by expenses actually incurred, other than taxes on investment income.

After the Annuity Date, if any portion of the annuity payment is a variable annuity payment, the Owner may direct a transfer of assets from one Sub-account to another Sub-account or to a fixed annuity payment. Such transfers will be limited to three (3) times per Contract Year. Assets may not be transferred from a fixed annuity payment to a variable annuity payment.

A transfer from one Sub-account to another Sub-account will result in the purchase of Variable Annuity Units in one Sub-account and the redemption of Variable Annuity Units in the other Sub-account. Such a transfer will be accomplished at relative Variable Annuity Unit values as of the Valuation Date the transfer request is received. The valuation of Variable Annuity Units is described above. A transfer from one Sub-account to a fixed annuity payment will result in the redemption of Annuity Units in one Sub-account and the purchase of a minimum fixed annuity payment based on Table 2.

PROOF OF AGE

Payment will be subject to proof of age that the Company will accept such as a certified copy of a birth certificate.

MINIMUM ANNUITY PAYMENT REQUIREMENTS

If the Annuity Payment Option chosen results in payments of less than $50 per Sub-account, the frequency will be changed so that payments will be at least $50.

For the purposes of this Section, the fixed annuity payment of the Contract is considered a Sub-account.


AN426NY                              Page 17

EVIDENCE OF SURVIVAL

The Company has the right to ask for proof that the person on whose life the payment is based is alive when each payment is due.

CHANGE IN ANNUITY PAYMENT OPTION

The Annuity Payment Option may not be changed after the Annuity Commencement
Date.



                               GENERAL PROVISIONS

THE CONTRACT. The contract and the application therefore constitute the entire contract between the Company and the Owner.

Only the President, a Vice President, an Assistant Vice President, or a Secretary, of the Company may make or modify this contract.

The Contract is executed at the Company's Home Office.

MODIFICATION OF CONTRACT. The Company reserves the right to modify this contract to meet the requirements of applicable state and federal laws or regulations. Any changes are subject to the prior approval of the New York Insurance Department. The Company will notify the Owner in writing of any changes.

NON-PARTICIPATION. The contract is not entitled to share in surplus distribution.

LOANS. Loans are not permitted under this contract.

DETERMINATION OF VALUES. The method of determination by the Company of the Net Investment Factor and the number and value of Accumulation Units and Annuity Units shall be conclusive upon the Owner, and any Beneficiary or payee. Any paid-up annuity, cash surrender or death benefits that may be available under a contract will not be less than the minimum benefits required by any statute of the state in which the is delivered.

ENDORSEMENT OF INCOME PAYMENTS. The Company will make each Income Payment at the Home Office by check. Each check must be personally endorsed by the payee/Annuitant, or the Company may require that proof of the payee/ Annuitant's survival be furnished.

MISSTATEMENT OF AGE AND/OR SEX. If the age and/or sex of an Annuitant is misstated, the amount payable under the contract will be adjusted to be the amount of Income which the actual premium paid would have purchased for the correct age and/or sex according to the Company's rates in effect on the Date of Issue. Any overpayment by the Company, with interest at the rate of 6% per year, compounded annually, will be charged against the payments to be made next succeeding the adjustment. Any underpayment by the Company will be paid in a lump sum, with interest at the rate of 6% per year, compounded annually.

CLAIMS OF CREDITORS. To the extent permitted by law, no amounts payable under this contract will be subject to the claims of creditors of any payee.

PERIODIC REPORTS. At least once each calendar year, the Company will furnish the Owner a report as required by law showing the Annuity Account Value at the end of the preceding year, all transactions during the year, the current Annuity Account Value, the number of Accumulation Units in each Variable Accumulation Account, the applicable Accumulation Unit Value as of the date of the report and the interest rate credited to the Fixed Account Sub-Account(s). The Company will also send such statements reflecting transactions in the Annuity Account as may be required by applicable laws, rules and regulations and any other information required by the Superintendent of Insurance.


AN426NY                              Page 18

                          ANNUITY PURCHASE RATE TABLE 1
                          -----------------------------


                                  SEPARATE FILE

                          ANNUITY PURCHASE RATE TABLE 2
                          -----------------------------


                                  SEPARATE FILE

                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK
                               SYRACUSE, NEW YORK

               FLEXIBLE PAYMENT DEFERRED VARIABLE ANNUITY CONTRACT
              WITH FIXED AND VARIABLE ACCOUNTS - NON-PARTICIPATING


AN426NY

                                     TABLE 1

            ANNUITY PURCHASE RATES UNDER A VARIABLE SETTLEMENT OPTION

+--------------------------------------------------------------------------------+
|                 DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS                |
|                       PURCHASED WITH EACH $1,000 APPLIED                       |

+--------------------------------------------------------------------------------+
|                             SINGLE LIFE ANNUITIES                              |
+---------+-----------------+------------------+------------------+--------------+
|         |No Period Certain|120 Months Certain|240 Months Certain| Cash Refund  |
|   Age   |   Male   Female |   Male    Female |   Male    Female | Male  female |
+---------+-----------------+------------------+------------------+--------------+
|    60   |   $5.29    $4.78|   $5.18    $4.73 |   $4.83    $4.56 | $4.88   $4.56|
|    61   |    5.41     4.87|    5.28     4.81 |    4.89     4.63 |  4.96    4.63|
|    62   |    5.54     4.97|    5.39     4.90 |    4.95     4.69 |  5.05    4.71|
|    63   |    5.68     5.07|    5.50     5.00 |    5.01     4.75 |  5.14    4.78|
|    64   |    5.82     5.19|    5.63     5.10 |    5.06     4.82 |  5.23    4.87|
|         |                 |                  |                  |              |
|    65   |    5.98     5.30|    5.75     5.21 |    5.12     4.88 |  5.32    4.95|
|    66   |    6.15     5.43|    5.88     5.32 |    5.17     4.95 |  5.42    5.04|
|    67   |    6.33     5.57|    6.02     5.44 |    5.22     5.01 |  5.53    5.14|
|    68   |    6.53     5.72|    6.16     5.56 |    5.27     5.08 |  5.64    5.24|
|    69   |    6.74     5.88|    6.31     5.70 |    5.32     5.14 |  5.75    5.34|
|         |                 |                  |                  |              |
|    70   |    6.96     6.05|    6.46     5.84 |    5.36     5.20 |  5.87    5.46|
|    71   |    7.19     6.23|    6.61     5.99 |    5.40     5.26 |  5.99    5.57|
|    72   |    7.44     6.44|    6.77     6.14 |    5.44     5.31 |  6.12    5.69|
|    73   |    7.71     6.66|    6.93     6.30 |    5.47     5.36 |  6.25    5.82|
|    74   |    7.99     6.89|    7.09     6.47 |    5.50     5.40 |  6.39    5.96|
|    75   |    8.30     7.15|    7.25     6.65 |    5.53     5.44 |  6.53    6.10|
+---------+-----------------+------------------+------------------+--------------+
|                                                                                |
|                                                                                |
+--------------------------------------------------------------------------------+
|                          JOINT AND SURVIVOR ANNUITIES                          |
+--------------------------------------------------------------------------------+
|     Joint and Full to Survivor    |        |     Joint and Two-Thirds Survivor |
+-----------------------------------+--------+-----------------------------------+
|           Certain Period          |        |           Certain Period          |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+
|           |           |           | Joint  |           |           |           |
|    None   |     120   |     240   |  Age   |    None   |     120   |     240   |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+
|    $4.37  |    $4.37  |    $4.34  |   60   |    $4.78  |    $4.74  |    $4.57  |
|     4.44  |     4.44  |     4.40  |   61   |     4.88  |     4.82  |     4.63  |
|     4.52  |     4.51  |     4.46  |   62   |     4.97  |     4.91  |     4.69  |
|     4.60  |     4.59  |     4.53  |   63   |     5.08  |     5.00  |     4.76  |
|     4.68  |     4.68  |     4.60  |   64   |     5.19  |     5.10  |     4.82  |
|           |           |           |        |           |           |           |
|     4.77  |     4.77  |     4.67  |   65   |     5.31  |     5.21  |     4.88  |
|     4.87  |     4.86  |     4.74  |   66   |     5.44  |     5.32  |     4.95  |
|     4.98  |     4.96  |     4.82  |   67   |     5.57  |     5.44  |     5.01  |
|     5.09  |     5.07  |     4.89  |   68   |     5.72  |     5.56  |     5.08  |
|     5.21  |     5.19  |     4.96  |   69   |     5.87  |     5.69  |     5.14  |
|           |           |           |        |           |           |           |
|     5.34  |     5.31  |     5.04  |   70   |     6.04  |     5.83  |     5.20  |
|     5.47  |     5.44  |     5.11  |   71   |     6.22  |     5.97  |     5.25  |
|     5.62  |     5.58  |     5.18  |   72   |     6.42  |     6.12  |     5.31  |
|     5.78  |     5.73  |     5.24  |   73   |     6.62  |     6.28  |     5.36  |
|     5.96  |     5.88  |     5.30  |   74   |     6.85  |     6.44  |     5.40  |
|     6.14  |     6.05  |     5.36  |   75   |     7.09  |     6.61  |     5.44  |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+

    AGE ADJUSTMENT TABLE

   Year of Birth    Adjustment to Age     Year of Birth     Adjustment to Age
        -----       -----------------     -------------     -----------------
  Before  1920         + 2              1970-1979              - 4
     1920-1929         + 1              1980-1989              - 5
     1930-1939          0               1990-1999              - 6
     1940-1949         - 1              2000-2009              - 7
     1950-1959         - 2              2010-2019              - 8
     1960-1969         - 3             After 2019              - 9

   AN426NY

                                     TABLE 2

               ANNUITY PURCHASE RATES UNDER A FIXED PAYMENT OPTION

+--------------------------------------------------------------------------------+
|                DOLLAR AMOUNT OF FIRST MONTHLY PAYMENT WHICH IS                 |
|                      PURCHASED WITH EACH $1,000 APPLIED                        |
+--------------------------------------------------------------------------------+
|                            SINGLE LIFE ANNUITIES                               |
+---------+-----------------+------------------+------------------+--------------+
|         |No Period Certain|120 Months Certain|240 Months Certain| Cash Refund  |
|   Age   |   Male   Female |   Male    Female |   Male    Female | Male  female |
+---------+-----------------+------------------+------------------+--------------+
|    60   |   $4.91    $4.37|   $4.81    $4.33 |   $4.47    $4.17 | $4.47   $4.13|
|    61   |    5.03     4.47|    4.92     4.42 |    4.53     4.24 |  4.56    4.21|
|    62   |    5.17     4.58|    5.04     4.52 |    4.60     4.31 |  4.65    4.29|
|    63   |    5.32     4.69|    5.16     4.62 |    4.67     4.38 |  4.75    4.38|
|    64   |    5.48     4.81|    5.30     4.73 |    4.73     4.46 |  4.85    4.46|
|         |                 |                  |                  |              |
|    65   |    5.64     4.94|    5.43     4.85 |    4.80     4.53 |  4.95    4.56|
|    66   |    5.82     5.08|    5.58     4.97 |    4.86     4.61 |  5.06    4.66|
|    67   |    6.01     5.22|    5.72     5.10 |    4.92     4.68 |  5.18    4.76|
|    68   |    6.22     5.38|    5.88     5.24 |    4.97     4.75 |  5.30    4.87|
|    69   |    6.44     5.55|    6.04     5.39 |    5.03     4.82 |  5.43    4.98|
|         |                 |                  |                  |              |
|    70   |    6.68     5.73|    6.20     5.54 |    5.08     4.89 |  5.56    5.11|
|    71   |    6.92     5.93|    6.37     5.70 |    5.12     4.95 |  5.70    5.23|
|    72   |    7.18     6.14|    6.54     5.87 |    5.16     5.02 |  5.84    5.37|
|    73   |    7.47     6.38|    6.72     6.04 |    5.20     5.07 |  6.00    5.51|
|    74   |    7.77     6.63|    6.90     6.23 |    5.23     5.12 |  6.16    5.66|
|    75   |    8.09     6.90|    7.08     6.42 |    5.26     5.17 |  6.32    5.82|
+---------+-----------------+------------------+------------------+--------------+
|                                                                                |
|                                                                                |
+--------------------------------------------------------------------------------+
|                          JOINT AND SURVIVOR ANNUITIES                          |
+--------------------------------------------------------------------------------+
|     Joint and Full to Survivor    |        |     Joint and Two-Thirds Survivor |
+-----------------------------------+--------+-----------------------------------+
|           Certain Period          |        |           Certain Period          |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+
|           |           |           | Joint  |           |           |           |
|    None   |     120   |     240   |  Age   |    None   |     120   |     240   |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+
|    $3.96  |    $3.95  |    $3.98  |   60   |    $4.38  |    $4.34  |    $4.22  |
|     4.03  |     4.08  |     4.05  |   61   |     4.48  |     4.47  |     4.29  |
|     4.12  |     4.16  |     4.12  |   62   |     4.58  |     4.57  |     4.36  |
|     4.21  |     4.25  |     4.19  |   63   |     4.69  |     4.67  |     4.43  |
|     4.30  |     4.34  |     4.26  |   64   |     4.81  |     4.78  |     4.50  |
|           |           |           |        |           |           |           |
|     4.40  |     4.43  |     4.34  |   65   |     4.94  |     4.89  |     4.57  |
|     4.51  |     4.54  |     4.42  |   66   |     5.08  |     5.01  |     4.64  |
|     4.62  |     4.64  |     4.50  |   67   |     5.22  |     5.13  |     4.71  |
|     4.74  |     4.76  |     4.58  |   68   |     5.38  |     5.27  |     4.78  |
|     4.87  |     4.88  |     4.66  |   69   |     5.55  |     5.41  |     4.85  |
|           |           |           |        |           |           |           |
|     5.01  |     5.01  |     4.74  |   70   |     5.73  |     5.55  |     4.91  |
|     5.16  |     5.15  |     4.82  |   71   |     5.92  |     5.70  |     4.98  |
|     5.32  |     5.30  |     4.89  |   72   |     6.12  |     5.86  |     5.03  |
|     5.49  |     5.45  |     4.96  |   73   |     6.34  |     6.03  |     5.09  |
|     5.68  |     5.62  |     5.03  |   74   |     6.58  |     6.20  |     5.14  |
|     5.88  |     5.79  |     5.09  |   75   |     6.84  |     6.38  |     5.18  |
+-----------+-----------+-----------+--------+-----------+-----------+-----------+

 AGE ADJUSTMENT TABLE

   Year of Birth    Adjustment to Age     Year of Birth     Adjustment to Age
        -----       -----------------     -------------     -----------------
  Before  1920         + 2              1970-1979              - 4
     1920-1929         + 1              1980-1989              - 5
     1930-1939          0               1990-1999              - 6
     1940-1949         - 1              2000-2009              - 7
     1950-1959         - 2              2010-2019              - 8
     1960-1969         - 3             After 2019              - 9

   AN426NY